Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

On February 17, 2017, Wireless Telecommunications, Ltd. (the “Acquisition Subsidiary”), a company incorporated in England and Wales which is a wholly owned subsidiary of Wireless Telecom Group, Inc. (the “Company”), completed the acquisition of all of the issued shares in CommAgility, Limited, (“CommAgility”) a company incorporated in England and Wales (the “Acquisition”) from CommAgility’s selling equity holders (the “Sellers”). The Acquisition was completed pursuant to the terms of a Share Purchase Agreement, dated February 17, 2017, and entered into by and among the Company, the Acquisition Subsidiary and the Sellers (the “Share Purchase Agreement”).

In connection with the Acquisition, on February 16, 2017, the Company and its domestic subsidiaries, as borrowers, and Bank of America, N.A., as lender, entered into a Loan and Security Agreement (the “Credit Facility”), which provides for a term loan in the aggregate principal amount of $760,000 (the “Term Loan”) and an asset based revolving loan (the “Revolver”), which is subject to a Borrowing Base Calculation (as defined in the Credit Facility) of up to a maximum availability of $9,000,000 (“Revolver Commitment Amount”). The acquisition was funded through a combination of cash on hand and proceeds from the Credit Facility.

The Company and CommAgility have different fiscal year ends. We did not recast CommAgility’s fiscal year end because it differs by 93 days or less than the Company’s year-end. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 is derived from the historical condensed consolidated balance sheet of the Company as of December 31, 2016 and the historical condensed balance sheet of CommAgility as of September 30, 2016 and gives effect to the Acquisition as if it had been consummated on December 31, 2016. The unaudited pro forma condensed combined statement of operations combine the historical results of operations of the Company and CommAgility, giving effect to the Acquisition and Credit Facility as if they occurred on January 1, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the Company’s historical consolidated statement of operations for the year ended December 31, 2016 with CommAgility’s historical statement of operations for the year ended September 30, 2016.

The pro forma adjustments do not reflect any operating efficiencies or inefficiencies which may result from the Acquisition. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the business been combined during the periods presented and should not be taken as representative of future consolidated operating results. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Actual results could differ, perhaps materially, from these estimates and assumptions.

Unaudited Pro Forma Condensed Combined Balance Sheet As Of December 31, 2016

	Historical

		CommAgility		Historical US			Pro Forma
		UK GAAP (in	US GAAP	GAAP (in USD)		Pro Forma	Condensed
	WTG	GBP)	Adjustments	(2)		Adjustments	Combined
CURRENT ASSETS
Cash & cash equivalents	$9,350,803	£2,000,837		$2,601,088	a	(10,840,993)	$1,110,898
Accounts Receivable - net of allowance for doubtful accounts	5,183,869	2,009,464		2,612,303			7,796,172
Inventories - net of reserves	8,452,751	1,008,583		1,311,158	b	112,112	9,876,021
Prepaid expenses and other current assets	866,035			-			866,035
TOTAL CURRENT ASSETS	23,853,458	5,018,884		6,524,549		(10,728,881)	19,649,126

PROPERTY PLANT AND EQUIPMENT - NET	2,166,566	215,470		280,111			2,446,677

OTHER ASSETS
Goodwill	1,351,392	417,279		542,463	c	7,633,497	9,527,352
Intangible Assets					d	11,250,000	11,250,000
Deferred Income Taxes	7,403,600			-			7,403,600
Other	660,119			-	e	212,500	872,619
TOTAL OTHER ASSETS	9,415,111	417,279		542,463		19,095,997	29,053,571

TOTAL ASSETS	35,435,135	5,651,633		7,347,123		8,367,116	51,149,374

CURRENT LIABILITIES
Accounts payable	$2,986,797	£680,427		$884,555			$3,871,352
Revolver					f	$1,311,000	1,311,000
S. T. Term Loan					[g]	152,000	$152,000
Accrued expenses and other current liabilities	673,067			-	h	943,125	1,616,192
Deferred Revenue			£539,000	700,700	i	(448,448)	252,252
TOTAL CURRENT LIABILITIES	3,659,864	680,427	539,000	$1,585,255		$1,957,677	$7,202,796

LONG TERM LIABILITIES
Deferred rent	69,058			-			69,058
Long Term Liabilities		333,787		433,923	j	3,173,863	3,607,786
Deferred Tax Liability		33,365		43,375	k	1,913,598	1,956,973
L.T. Term Loan					l	608,000	608,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock	297,862	12		16	m	34,862	332,740
Additional Paid in Capital	40,563,002			-	n	5,963,670	46,526,672
Retained Earnings	11,668,829	4,604,042	(539,000)	5,894,311	o	(5,894,311)	11,668,829
Accumulated other comprehensive loss				(609,757)	o	609,757	0
Treasury stock at cost	(20,823,480)			-			(20,823,480)
TOTAL SHAREHOLDERS’ EQUITY	31,706,213	4,604,054	(539,000)	5,284,570		713,978	37,704,761

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	35,435,135	5,651,633	-	7,347,123		8,367,116	51,149,374

(1) - The unaudited pro forma condensed combined balance sheet as of December 31, 2016 includes the balance sheet of the Company as of December 31, 2016 and the balance sheet of CommAgility as of September 30, 2016. We did not recast CommAgility’s (acquired) balance sheet because it differs by 93 days or less than the Company’s (acquirer) fiscal year end.

(2) - Converted from British Pound Sterling to U.S. Dollars using 9/30/16 spot rate of $1.30 per pound.

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 (1)

	Historical

	WTG	CommAgility UK GAAP (in GBP)	US GAAP Adjustments and Reclassifications		Historical US GAAP (in USD) (2)		Pro Forma Adjustments	Pro Forma Condensed Combined
NET REVENUES	$31,326,727	£8,244,021	-£	539,000	$10,941,130			$42,267,857

Cost of Revenues	18,164,973	3,112,847			4,420,243	p	1,541,755	24,126,971

GROSS PROFIT	13,161,754	5,131,174	-£	539,000	6,520,887		(1,541,755)	18,140,886

Operating Expenses
Research and Development	4,046,106				-	p	1,484,653	5,530,759
Sales and Marketing	5,196,331				-	p	913,632	6,109,963
General and Administrative	6,467,426	4,021,269			5,710,202	q	(2,951,468)	9,226,160
Total Operating Expenses	15,709,863	4,021,269			5,710,202		(553,183)	20,866,882

Other income/(expense)	363,851	106,805			151,663			515,514
Interest Expense						r	161,324	161,324

lncome/(loss) before taxes	(2,184,258)	1,216,710	-£	539,000	962,348		(1,149,896)	(2,371,806)

Tax Provision/(Benefit)	(352,234)	(66,526)			(94,467)	s	(195,482)	(642,183)
Net (Loss)/lncome	$(1,832,024)	£1,283,236	-£	539,000	$1,056,815		$(954,413)	$(1,729,623)

Net (Loss)/lneome per common share:
Basic	$(0.10)							$(0.08)
Diluted	$(0.10)							$(0.08)

Weighted average shares outstanding:
Basic	18,464,022						3,487,829	21,951,851
Diluted	19,170,322						3,487,829	22,658,151

(1) - The unaudited pro forma condensed combined statement of operations for the 12 months ended December 31, 2016 includes the historical results of CommAgility’s fiscal year ended September 30, 2016. We did not recast CommAgility’s (acquiree) fiscal year end because it differs by 93 days or less than the Company’s (acquirer) fiscal year end.

(2) - CommAgility’s statement of operations for the fiscal year ended September 30, 2016 converted from Bristish pound sterling to U.S. dollars using an average rate for the period presented of $1.42 per pound.

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to SEC Regulation S-X Article 11, and presents the pro forma results of operations of the combined companies based upon the historical information after giving effect to the Acquisition, the new Credit Facility and adjustments described in these notes. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 are presented as if the Acquisition and entry into the Credit Facility had occurred on January 1, 2016.

The historical results of the Company have been derived from its financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2016. The historical audited statement of operations and balance sheet of CommAgility was prepared in accordance with United Kingdom Generally Accepted Accounting Practices (“UK GAAP”) with reconciliation to US GAAP as a footnote disclosure and are set forth in Exhibit 99.2 to this Form 8-K/A. The Company has included the US GAAP adjustment noted in the CommAgility audited financial statements in the unaudited pro forma condensed combined financial information. The adjustment relates to deferral of undelivered elements of a multiple deliverable software arrangement in accordance with US GAAP ASC 985-605 Software Revenue Recognition.

Further, certain reclassifications have been reflected to conform CommAgility’s historical presentation to the Company’s in the unaudited pro forma condensed combined statements of operations. These reclassifications have no effect on previously reported income. Refer to Note 2 for further discussion on the nature of the adjustments.

Overview of the Accounting for the Acquisition

The business combination is reflected in the unaudited pro forma condensed combined financial information as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations, with the Company treated as the accounting acquirer. ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the business combination be measured at the closing date of the business combination at the then current market price.

The preliminary purchase price of CommAgility consists of the following items:

Cash Consideration (1)	$ 11,317,500
Equity Consideration (2)	5,998,548
Contingent Consideration (3)	2,859,488
Working Capital Adjustment (4)	1,381,993
Deferred Purchase Consideration (5)	1,257,500
Total Purchase Price	$ 22,815,029

(1)	Cash consideration includes $9,459,000 of cash and borrowings of $1,098,500 and $760,000 from the Revolver and Term Loan, respectively.
(2)	Equity consideration issued on February 17, 2017, was based on the number of shares having an aggregate value of $6,250,000, calculated using the 10-day volume weighted average of $1.79. The equity consideration portion of the total purchase price is calculated using the closing market price as of February 17, 2017 which was $1.72 (total shares issued 3,487,528).
(3)	Estimated fair value of contingent consideration.
(4)	Working capital adjustment represents cash paid from the net cash acquired from CommAgility based on a prescribed formula of working capital to be delivered to buyers at close.
(5)	Deferred purchase price payable in quarterly equal installments beginning in June of 2017.

The following is a summary of the preliminary estimated fair values of the net assets acquired:

September 30,
2016
Total estimated consideration transferred	$22,815,029

Assets acquired:
Cash	2,601,088
Accounts Receivable	2,612,303
Inventory	1,423,270
Property, plant and equipment	280,111
Intangible assets	11,250,000
Total Assets Acquired	18,166,772

Liabilities assumed:
Accounts payable and accrued expenses	(884,555)
Other liabilities	(433,923)
Deferred Revenue	(252,252)
Deferred Tax Liability	(1,956,973)
Total Liabilities Assumed	(3,527,703)
Net Assets Acquired	14,639,069
Goodwill	$8,175,960

The Company has preliminarily allocated $11,250,000 to identifiable intangible assets, specifically customer relationships ($8,250,000) and patents ($3,000,000). The preliminary valuation of identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was based on the fair value of these assets. The amortization expense related to the preliminary fair value of customer relationships is $1,178,571 and patents is $600,000 and is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements. Customer relationships and patents will be amortized on a straight-line basis over the estimated useful life of 7 and 5 years, respectively.

Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. For the twelve months ended December 31, 2016 the Company incurred $790,000 of acquisition-related costs. These costs are considered to be directly related to the acquisition and are not expected to have a continuing impact and therefore have been excluded from the unaudited pro forma condensed combined statements of operations.

The purchase accounting for the Acquisition is preliminary and subject to completion upon obtaining additional information, including (1) the identification and valuation of assets acquired and liabilities assumed, including intangible assets and related goodwill, (2) the finalization of the opening balance sheet, including deferred revenue, and (3) the related tax impacts of the Acquisition. The Company has preliminarily valued the acquired assets and liabilities based on their estimated fair value. These estimates are subject to change as additional information becomes available. The preliminary fair values are based on the best estimates of the Company. Any adjustments to the preliminary fair values will be made as such information becomes available.

2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements give effect to the transactions as if it had occurred on December 31, 2016 for the purposes of the unaudited pro forma condensed combined balance sheet and on January 1, 2016 for the purposes of the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will arise as a result of the Acquisition and the new Credit Facility. Adjustments in the unaudited pro forma condensed combined financial statements are as follows:

a	The adjustment represents the cash used for the acquisition. The total cash usage is comprised of the following:

Cash purchase price	$9,459,000
Working Capital Adjustment	1,381,993
$10,840,993

b	To record estimated fair value adjustment to inventory that was assumed by the Company in the acquisition.

c	To record the preliminary estimate of net adjustment to goodwill consisting of (i) the reversal of CommAgility’s historical goodwill totaling $542,463 and (ii) to record goodwill totaling $8,175,960 for the excess of the purchase price over the fair value of the tangible and intangible assets acquired and liabilities assumed.

d	To record preliminary identifiable intangible assets.

e	To record debt issuance costs related to the Credit Facility.

f	To record outstanding revolver balance of $1,311,000 comprised of $1,098,500 borrowed in connection with the purchase price and $212,500 borrowed to pay debt issuance costs.

g	To record the short term principal amount due on the term loan under the Credit Facility.

h	To record the short term portion of the deferred purchase price of $943,125.

i	To record estimated fair value adjustment related to deferred revenue assumed in the acquisition.

j	To record the long term portion of deferred purchase price of $314,375 and contingent consideration of $2,859,488.

k	To record deferred tax liability related to identifiable intangible assets.

l	To record the long term principal amount due on the term loan under the Credit Facility.

m	To eliminate the historical common stock of CommAgility of $16 and record the par value of 34,878 shares issued to fund the acquisition.

n	To record the fair value of common stock issued in connection with acquisition over the par value of shares issued.

o	To eliminate the historical retained earnings and accumulated other comprehensive income of CommAgility.

p	To reclassify CommAgility operating expenses in accordance with the Company’s accounting policies.

q.	To record intangible asset amortization of $1,778,571 offset by reduction of G&A of $790,000 related to non recurring merger and acquisition costs related to the CommAgility acquisition and $3,940,039 in reclassification entries to align CommAgility reporting to the Company’s policies

r	To record interest expense on the Credit Facility.

s.	To record tax benefit on the pro forma adjustments at an estimated tax rate of 17%.